EXHIBIT 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Combined Balance Sheet of Omnicare, Inc. (the “Company”) as of March 31, 2005 gives effect to the acquisition of NeighborCare, Inc. (“NeighborCare”) as if it had occurred as of March 31, 2005. The Unaudited Pro Forma Consolidated Statements of Income of the Company for the three months ended March 31, 2005 and the year ended December 31, 2004 gives effect to the acquisition of NeighborCare, Inc. as if it had occurred on January 1, 2004.

The acquisition of NeighborCare, Inc. was accounted for under the purchase method of accounting. For purposes of this pro forma combined financial information, the total purchase price was allocated to the tangible and identifiable intangible assets and liabilities based on the historical NeighborCare, Inc. March 31, 2005 balance sheet incorporated by reference herein, and the Company’s preliminary estimate of certain fair values. The excess of cost over the fair value of the net assets acquired was recorded as goodwill. The Company has engaged an independent valuation firm to perform an appraisal to determine the fair value of certain of the assets acquired. As of the date of this Filing, the valuation firm has not completed its final valuation. The Company also continues to evaluate the tax effects of the NeighborCare acquisition. The final purchase price allocation may differ from the pro forma amounts reflected herein. The allocation of the purchase price will be adjusted in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” to the extent that actual amounts differ from the amounts included in the pro forma financial information. Based on the historical March 31, 2005 NeighborCare, Inc. balance sheet, the initial estimated purchase price allocation would be as follows (in thousands):

Current assets	$406,558
Property, plant and equipment	95,600
Other noncurrent assets	21,343
Intangible assets	169,509
Goodwill	1,434,190
Current liabilities	(134,482)
Debt	(264,683)
Noncurrent liabilities	(73,049)
Minority interest	(7,893)
Total net assets acquired	$1,647,093

The Unaudited Pro Forma Combined Balance Sheet, as of March 31, 2005, and the Unaudited Pro Forma Combined Statement of Income, for the three months ended March 31, 2005, have been prepared by the Company based on the consolidated financial statements of the Company, included in its Form 10-Q for the period ended March 31, 2005, and NeighborCare, Inc., included in its Form 10-Q for the period ended March 31, 2005. The Unaudited Pro Forma Combined Statement of Income, for the twelve months ended December 31, 2004, has been prepared by the Company based on the consolidated financial statements of the Company, included in its Form 10-K for the fiscal year ended December 31, 2004, and NeighborCare, Inc., included in its Form 10-K for the fiscal year ended September 30, 2004. The pro forma information is presented for illustration purposes only and does not purport to be indicative of the combined financial condition or results of operations that actually would have occurred if the acquisition of NeighborCare, Inc. had been effected at the dates indicated, or to project future financial condition or results of operations for any future period. The pro forma information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any synergies anticipated by the Company’s management as a result of the acquisition. The pro forma information should be read in conjunction with the Company’s consolidated financial statements and related notes thereto included in its Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the period ended March 31, 2005, and the consolidated financial statements of NeighborCare, Inc. and related notes thereto included in its Form 10-K for the year ended September 30, 2004 and its Form 10-Q for the period ended March 31, 2005 (which have been incorporated by reference in this current report on Form 8-K/A).

Omnicare, Inc. and Subsidiary Companies

Pro Forma Combined Balance Sheet

Unaudited

As Of March 31, 2005

(In thousands)

	Historical Omnicare, Inc.	(1)	Historical NeighborCare, Inc.	(2)	Pro Forma Adjustments		Pro Forma Omnicare, Inc.
ASSETS:
Current assets:
Cash and cash equivalents	$143,023		$27,316		$1,902,814	(a)	$190,915
					(1,882,238	) (b)
Restricted cash	5,784		–		–		5,784
Deposit with drug wholesaler	44,000		–		34,300	(c1)	78,300
Accounts receivable, less allowances	879,587		265,557		(22,561	) (c2)	1,122,583
Unbilled receivables	18,076		–		–		18,076
Inventories	324,670		69,779		–		394,449
Deferred income tax benefits	101,754		–		–		101,754
Other current assets	160,547		43,906		(11,739	) (c1)(c2)	188,344
					(4,370	) (d)

Total current assets	1,677,441		406,558		16,206		2,100,205

Properties and equipment, at cost less accumulated depreciation	140,323		95,600		–		235,923
Goodwill	2,023,441		347,097		1,087,093	(e)	3,457,631
Other noncurrent assets	208,224		38,167		152,930	(f)	399,321

Total noncurrent assets	2,371,988		480,864		1,240,023		4,092,875

Total assets	$4,049,429		$887,422		$1,256,229		$6,193,080

The Notes to Unaudited Pro Forma Combined Financial Information are an integral part of these statements.

Omnicare, Inc. and Subsidiary Companies

Pro Forma Combined Balance Sheet

Unaudited

As Of March 31, 2005

(In thousands)

	Historical Omnicare, Inc. (1)	Historical NeighborCare, Inc.	(2)	Pro Forma Adjustments		Pro Forma Omnicare, Inc.
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$277,256	$119,604		$(58,826	) (c3)	$338,034
Accrued employee compensation	27,640	–		29,013	(c3)	56,653
Deferred revenue	23,220	–		–		23,220
Current debt	25,093	9,035		1,371,385	(g)	1,405,513
Other current liabilities and income taxes payable	138,443	14,878		29,813	(c3)	174,776
				(8.358	) (h)

Total current liabilities	491,652	143,517		1,363,027		1,998,196

Long-term debt	316,444	255,648		303,036	(g)	875,128
8.125% senior subordinated notes, due 2011	375,000	–		–		375,000
6.125% senior subordinated notes, net, due 2013	228,289	–		–		228,289
4.00% junior subordinated convertible debentures, due 2033	345,000	–		–		345,000
Deferred income tax liabilities	157,106	62,607		–		219,713
Other noncurrent liabilities	147,144	10,442		–		157,586

Total noncurrent liabilities	1,568,983	328,697		303,036		2,200,716

Total liabilities	2,060,635	472,214		1,666,063		4,198,912

Minority interest	–	7,893		–		7,893
Commitments and contingencies	–	–		–		–

Stockholders’ equity:
Preferred stock	–	–		–		–
Common stock	107,234	925		(925	) (i)	107,234
Paid-in capital	1,060,840	427,004		(427,004	) (i)	1,060,840
Retained earnings	966,610	9,508		(12,027	) (i)	964,091
Treasury stock, at cost	(61,093)	(30,122)		30,122	(i)	(61,093)
Deferred compensation	(75,388)	–		–		(75,388)
Accumulated other comprehensive income	(9,409)	–		–		(9,409)

Total stockholders’ equity	1,988,794	407,315		(409,834)		1,986,275

Total liabilities and stockholders’ equity	$4,049,429	$887,422		$1,256,229		$6,193,080

The Notes to Unaudited Pro Forma Combined Financial Information are an integral part of these statements.

Omnicare, Inc. and Subsidiary Companies

Pro Forma Combined Statement of Income

Unaudited

For The Three Months Ended March 31, 2005

(In thousands, except per share data)

	Historical Omnicare, Inc.	(1)	Historical NeighborCare, Inc. (2)	Pro Forma Adjustments		Pro Forma Omnicare, Inc.
Sales	$1,088,873		$404,706	$–		$1,493,579
Reimbursable out-of-pockets	7,273		–	–		7,273
Total net sales	1,096,146		404,706	–		1,500,852

Cost of sales	819,551		321,329	(12,488	) (c4)	1,128,392
Reimbursable out-of-pocket expenses	7,273		–	–		7,273
Total direct costs	826,824		321,329	(12,488)		1,135,665

Gross profit	269,322		83,377	12,488		365,187

Selling, general and administrative expenses	157,759		60,518	12,488	(c4)	233,033
				2,268	(j)
Strategic planning, severance and other operating items	–		(64)	–		(64)
Takeover defense expenses	–		785	–		785

Operating income	111,563		22,138	(2,268)		131,433

Investment income	1,153		–	–		1,153
Interest expense	(19,919)		(4,498)	(16,547	) (k)	(40,964)
Other expense	–		(1,173)	–		(1,173)

Income before income taxes	92,797		16,467	(18,815)		90,449

Income taxes	34,802		6,782	(7,663	) (l)	33,921

Net income (loss)	$57,995		$9,685	$(11,152)		$56,528

Earnings per common share
Basic	$0.57					$0.56
Diluted	$0.54					$0.53

Weighted average number of common shares outstanding:
Basic	101,759					101,759
Diluted	109,940					109,940

The Notes to Unaudited Pro Forma Combined Financial Information are an integral part of these statements.

Omnicare, Inc. and Subsidiary Companies

Pro Forma Combined Statement of Income

Unaudited

For The Twelve Months Ended December 31, 2004

(In thousands, except per share data)

	Historical Omnicare, Inc.	(3)	Historical NeighborCare, Inc. (4)	Pro Forma Adjustments		Pro Forma Omnicare, Inc.
Sales	$4,101,224		$1,443,583	$–		$5,544,807
Reimbursable out-of-pockets	18,667		–	–		18,667
Total net sales	4,119,891		1,443,583	–		5,563,474

Cost of sales	3,070,856		1,137,218	(40,901	) (c4)	4,167,173
Reimbursable out-of-pocket expenses	18,667		–	–		18,667
Total direct costs	3,089,523		1,137,218	(40,901)		4,185,840

Gross profit	1,030,368		306,365	40,901		1,377,634

Selling, general and administrative expenses	587,932		195,603	67,587	(c4)(c5)	860,806
				9,684	(j)
Depreciation and amortization	–		26,686	(26,686	) (c5)	–
Strategic planning, severance and other operating items	–		45,598	–		45,598
Takeover defense expenses	–		18,223	–		18,223

Operating income	442,436		20,255	(9,684)		453,007

Investment income	3,184		–	–		3,184
Interest expense	(70,421)		(19,018)	(88,208	) (k)	(177,647)
Other expense	–		(4,457)	–		(4,457)

Income before income taxes	375,199		(3,220)	(97,892)		274,087

Income taxes	139,188		3,372	(40,885	) (l)	101,675

Income (loss) from continuing operations	$236,011		$(6,592)	$(57,007)		$172,412

Earnings per common share
Basic	$2.29					$1.67
Diluted	$2.17					$1.61

Weighted average number of common shares outstanding:
Basic	103,238					103,238
Diluted	112,819					112,819

The Notes to Unaudited Pro Forma Combined Financial Information are an integral part of these statements.

Omnicare, Inc. and Subsidiary Companies

Notes to Pro Forma Combined Financial Information

Unaudited

(In thousands)

Historical Data:

(1)	This column is derived from the unaudited consolidated financial statements of Omnicare, Inc. (the “Company”) as of and for the three months ended March 31, 2005.
(2)	This column is derived from the unaudited condensed consolidated financial statements of NeighborCare, Inc. (“NeighborCare”) as of and for the three months ended March 31, 2005.
(3)	This column is derived from the audited consolidated financial statements of the Company for the year ended December 31, 2004.
(4)	This column is derived from the audited consolidated financial statements of NeighborCare for the year ended September 30, 2004.

Pro Forma Adjustments:

(a)

To record the net cash inflow from borrowings of $1,902,814. The Company funded the cash consideration and transaction costs for the NeighborCare transaction, repayment of certain NeighborCare debt and refinancing of certain Omnicare, Inc. debt by securing a $2.9 billion commitment letter. The Company’s $2.9 billion commitment letter consists of an $800 million five-year revolving credit facility, a $700 million five-year senior term A loan facility due on July 28, 2010 and a $1.4 billion 364-day facility due in the third quarter of 2006. The gross borrowings were reduced by the refinancing of the Company’s outstanding borrowings under its June 2003 credit facility (including the Company’s old term A loan) and the estimated costs paid in connection with securing the aforementioned $2.9 billion commitment letter. See Note (g) for further detail related to the net borrowings.

(b)

To record the net cash outflow of $1,882,238 as a result of the NeighborCare, Inc. acquisition. On July 28, 2005, the Company completed the acquisition of all outstanding shares of NeighborCare (excluding shares owned by the Company) for a cash purchase price of approximately $1,567,664 (including payment for outstanding “in the money” stock options previously granted by NeighborCare and shares issued in connection with NeighborCare’s joint plan of reorganization confirmed by the Bankruptcy Court on September 20, 2001). In addition to the purchase of NeighborCare’s outstanding stock, the Company also repaid NeighborCare’s outstanding amount under its line of credit and the 6.875% senior subordinated notes due 2013, including all interest, premiums and fees associated with the debt as of the payoff date. See Note (g) for further detail related to the payoff of certain NeighborCare debt. The net cash outflow also included additional estimated third party acquisition costs of $32,000.

(c)	To reclassify historical NeighborCare balances to conform with the Company’s presentation, which includes the following:
(c1)	To reclassify NeighborCare’s deposit with drug wholesaler out of other current assets.
(c2)	To reclassify NeighborCare’s nontrade receivables to other current assets.
(c3)	To reclassify NeighborCare’s accrued employee compensation and NeighborCare’s accrued expenses out of accounts payable.
(c4)	To reclassify NeighborCare’s delivery expenses out of cost of sales and into selling, general and administrative expenses.
(c5)	To reclassify NeighborCare’s nonproduction depreciation and amortization to selling, general and administrative expenses.
(d)

To move acquisition related third party costs already paid or accrued by the Company to goodwill; to record prepaid financing fees associated with the 364-day facility; and to record the receipt at March 31, 2005 of accrued interest income from an interest rate swap agreement related to the payoff of the NeighborCare 6.875% senior subordinated notes due 2013.

(e)	To record the net additional goodwill related to the acquisition of NeighborCare, Inc., which included the following:
(i) Net goodwill related to the purchase price	$1,007,665
(ii) Estimated acquisition related third party costs (including the $32,000 referenced in Note (b) above)	46,206
(iii) Premium costs paid, fees incurred and the elimination of deferred financing fees related to the payoff of NeighborCare’s 6.875% senior subordinated notes, due 2013	33,222
$1,087,093

Omnicare, Inc. and Subsidiary Companies

Notes to Pro Forma Combined Financial Information

Unaudited

(In thousands)

(f)	To record the estimated net increase in noncurrent assets, which includes the following:
(i) Net increase in deferred financing fees	$6,759
(ii) Estimated net increase in separately identifiable intangible assets (primarily customer relationships to be amortized over an estimated twelve year period for pro forma presentation – as previously stated, the Company is currently having a valuation independently performed)	152,684
(iii) Net amounts associated with the payoff of NeighborCare’s 6.875% senior subordinated notes, due 2013	(6,513)
$152,930
(g)	To record the net increase in debt, which includes the following:

	Current	Non-current	Total
(i) To record borrowings under the term A loan portion of the new credit facilities	$–	$700,000	$700,000
(ii) To record borrowings under the revolving credit facility commitment drawn under the new credit facilities	–	125,256	125,256
(iii) To record borrowings under the new 364-day facility	1,400,000	–	1,400,000
Subtotal	1,400,000	825,256	2,225,256
(iv) Repaid borrowings under the Company’s old term A loan commitment as of March 31, 2005	(24,615)	(104,616)	(129,231)
(v) Repaid the amount drawn on the Company’s existing revolving credit commitment as of March 31, 2005	–	(170,000)	(170,000)
(vi) Repaid the amount drawn on NeighborCare’s existing revolving credit commitment as of March 31, 2005	(4,000)	–	(4,000)
(vii) Repaid the NeighborCare 6.875% senior subordinated notes, due 2013	–	(250,000)	(250,000)
(viii) Eliminate the fair value of the NeighborCare interest rate swap as of March 31, 2005	–	2,396	2,396
	$1,371,385	$303,036	$1,674,421
(h)	To record the decrease in other current liabilities and income taxes payable, which includes the following:
(i) Accrued interest on the Company’s and NeighborCare’s outstanding debt paid off as of March 31, 2005	$6,846
(ii) Decrease in income taxes payable as a result of the payoff of certain Omnicare, Inc. and NeighborCare, Inc. debt and expenses related to the commitment letter	1,512
$8,358
(i)

To record the elimination of NeighborCare’s historical stockholders’ equity at March 31, 2005, and for pro forma presentation purposes, to reduce retained earnings $2,519 for amounts requiring expensing in connection with the NeighborCare acquisition transaction and related funding thereof.

(j)	To record the net increase in amortization expense related to separately identifiable intangible assets.

Omnicare, Inc. and Subsidiary Companies

Notes to Pro Forma Combined Financial Information

Unaudited

(In thousands)

(k)	To (increase)/decrease interest expense for the following:

	Twelve Months Ended December 31, 2004	Three Months Ended March 31, 2005
(i) Reduce interest expense for the payoff of certain Omnicare, Inc. and NeighborCare, Inc. debt as if it had been repaid as of January 1, 2004. This reduction includes normal interest expense, amortization of deferred financing fees and commitment fees; less deferred financing fees written off	$24,068	$8,078
(ii) Record interest expense at 4.25% (the current estimated average rate on the borrowings) on the $2,225,256 of debt borrowed on the previously discussed $2.9 billion commitment letter (see Notes (a) and (g)) and assumed to be outstanding at January 1, 2004 (annual interest expense would change by approximately $22,253 for each 1% change in the interest rate)	(94,573)	(23,643)
(iii) Record interest expense for the previously discussed $2.9 billion commitment fee on the undrawn portion of the Company’s new credit facilities (see Notes (a) and (g)) at an assumed rate of 0.175%	(1,181)	(295)
(iv) Record amortization of new debt issuance costs as if the debt was outstanding as of January 1, 2004	(16,522)	(687)
	$(88,208)	$(16,547)
(l)

To record the net effect of eliminating NeighborCare’s historical tax provision, establishing NeighborCare’s tax provision at the Company’s effective rate based on its historical results presented and to tax effect net pro forma adjustments at the Company’s effective tax rate.